Exhibit 15.2

May 31, 2011

iSoftStone Holdings Limited (the “Company”)

International Software Plaza, Building 9 Zhongguancun Software Park

No.8 West Dongbeiwang Road, Haidian District

Beijing 100193, China

Ladies and Gentlemen:

We have acted as legal advisors as to the laws of the People’s Republic of China to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the fiscal year ended December 31, 2010 and any amendments thereto (the “Annual Report”).

We hereby consent to the use and reference to our name and our opinions and views in the Annual Report. We further consent to the filing of this letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Han Kun Law Offices
Han Kun Law Offices

1